Cingular “GETS IN SYNCH” with Synchronoss Technologies to Launch Apple iPhone

•	ActivationNow® Platform to provide transaction order management to activate and provision the new Apple iPhone

•	Synchronoss reaffirms 2007 forecast and updates fourth quarter 2006 guidance

•	Investor Call Scheduled for January 9, 2007 5:30pm EST

San Francisco, CA and Bridgewater, NJ—(BUSINESS WIRE)—January 9, 2007— Synchronoss Technologies, Inc. (NASDAQ: SNCR), the leading software provider of electronic order management solutions to the communications services marketplace announced today that its ActivationNow® platform has been selected by Cingular to provide transaction order management to activate and provision the new Apple iPhone.

The ActivationNow software platform automates, synchronizes and simplifies electronic service fulfilment and order management of advanced converged devices and network services, wireless, IP, and wireline services across communication service provider networks.

Stephen Waldis, president and CEO of Synchronoss Technologies, said “Providing the software enablement platform that connects the must have device for music fans with the largest wireless carrier in the United States is a significant milestone. Both of these companies are known for outstanding and easy-to-use products and services, and we are excited to be involved in this powerful combination.”

Waldis added, “As part of what could be one of the most important developments for the wireless industry in 2007, Synchronoss is enabling the launch of convergent devices and network services via our ActivationNow® platform. This is significant for Synchronoss because it not only represents an additional driver to our Cingular-related revenue, but also because it is a major step forward in our efforts to move our ActivationNow platform up the stack.”

Based on continued progress at existing customers and a solid pipeline of new opportunities, the company also announced that it is reiterating its forecast for 2007, which calls for total revenue of approximately $99 million to $100 million, or growth of approximately 37-38%, and non-GAAP earnings per share of $0.44 to $0.48. The respective growth rates in 2007 assume fourth quarter 2006 revenue of $20.2 million to $20.5 million, or growth of approximately 35-37%, and non-GAAP earnings per share of approximately $0.11 to $0.12.

Fourth quarter 2006 estimates are preliminary in nature and subject to change based on the completion of the company’s quarterly close process. Non-GAAP earnings per share estimates for the fourth quarter 2006 and full year 2007 exclude the impact of stock-based compensation.

Larry Irving, chief financial officer of Synchronoss, said, “Our fourth quarter performance was solid, highlighted by strong revenue growth and efficiency levels that were again better than our expectations. We are optimistic about our expanding market opportunity and today’s announcement increases our confidence in the robust growth and profitability forecast that we previously provided for 2007.” Irving added, “We currently plan to update our 2007 financial guidance on our fourth quarter conference call in February, at which time we expect to have a better understanding of how this relationship will impact our business.”

Conference Call Details

In conjunction with this announcement, Synchronoss will be hosting a conference call at 5:30 EST on Tuesday, January 9, 2007 to discuss the details of this press release. To access this call, dial 800-638-5439 (domestic) or 617-614-3945 (international). The pass code for the call is 90683101. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site .

A replay of this conference call will be available beginning at 7:30 p.m. EST on Tuesday, January 9, 2007 at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 88303635. An archived web cast of this conference call will also be available on the “Investor Relations” page of the Company’s web site, www.synchronoss.com.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (Nasdaq:SNCR) is the premier provider of on-demand transaction management software to Tier One communications service providers. Synchronoss enables service providers to drive growth in new and existing markets while delivering an improved customer experience at lower costs. The company’s flagship ActivationNow® software platform automates, synchronizes and simplifies electronic service creation and management of advanced wireline, wireless and IP services across existing networks. Tier One Synchronoss clients include AT&T, Cablevision Systems Corporation, Cingular Wireless, Level 3 Communications, Time Warner Cable, Verizon Business Solutions, and Vonage. For more information, please visit www.synchronoss.com.

CONTACT: Synchronoss Technologies, Inc.

Investor:

Tim Dolan, 617-956-6727

investor@synchronoss.com

Media:

Stacie Hiras, 908-547-1260

stacie.hiras@synchronoss.com